Exhibit 21

Subsidiary	Jurisdiction of Organization	Ownership	% Owned
H.B. Fuller Company	Minnesota	External Shareholders	100.00

ADCO Europe Holding GmbH	Germany	H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	100.00
Branch: Beijing, China
ADCO Global, Inc.	USA - Delaware	Royal Holdings, Inc.	100.00
ADCO Products, LLC	USA - Delaware	ADCO Global, Inc.	100.00
Adecol Industria Quimica Ltda.	Brazil	H.B. Fuller Brasil, Ltda.	100.00
Adhesive Packaging Specialties, LLC	USA - Massachusetts	Nutek, LLC	100.00
Adhesivos H.B. Fuller (Sul) Ltda.[2]	Brazil	Chemical Supply Corporation	99.96
		H.B. Fuller Brasil, Ltda.	0.04
Adhesivos Mexico Servicios Especializados S. de R.L. de C.V.	Mexico	Chemical Supply Corporation	99.97
		H.B. Fuller International, Inc.	0.03
Advanced Adhesives Pty Limited	Australia	H.B. Fuller Company Australia Pty. Ltd.	100.00
AP Plastics, LLC	USA - Massachusetts	Nutek, LLC	100.00
ASP Royal Acquisition Corp.	USA - Delaware	HBF Windsor Holding Co.	100.00
Bacon Acquisitions, LLC	USA - Oklahoma	H.B. Fuller Adhesive Systems LLC	100.00
Chemical Innovations Limited[1]	United Kingdom	Kommerling UK Limited	100.00
Chemical Supply Corporation	Panama	H.B. Fuller Company	100.00
Cyberbond CS S.R.O.	Czech Republic	Cyberbond Europe GmbH	75.00
		H.B. Fuller Deutschland Holding GmbH	25.00
Cyberbond Europe GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Cyberbond Iberica, S.L.	Spain	Cyberbond Europe GmbH	100.00
Dalton Properties, LLC	USA - Delaware	Royal Adhesives and Sealants, LLC	100.00
Datac Adhesives Limited	United Kingdom	H.B. Fuller Company	100.00
Distribuidora Americana, S.A.[1]	Ecuador	H.B. Fuller Company	100.00
Engent, Inc.	USA - Georgia	H.B. Fuller Company	100.00
Eternabond, LLC	USA - Delaware	ADCO Products, LLC	100.00
Extreme Adhesives, LLC	USA - New Hampshire	Royal Adhesives and Sealants, LLC	100.00
443074 Domstern Vorrat H 11 GmbH	Germany	H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	100.00
H.B. Fuller (Barbados) I SRL	Barbados	H.B. Fuller International, Inc.	100.00
H.B. Fuller (China) Adhesives Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd.	100.00
H.B. Fuller (Guangzhou) Adhesives Co., Ltd.	China	H.B. Fuller Adhesives Hong Kong Limited	100.00
H.B. Fuller (Guangzhou) Trading Co., Ltd.	China	H.B. Fuller Company	4.76
		H.B. Fuller Singapore Pte. Ltd.	95.24
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China	H.B. Fuller Company	36.04
		H.B. Fuller Singapore Pte. Ltd.	63.96
H.B. Fuller (New Zealand) Limited	New Zealand	H.B. Fuller Company Australia Pty. Ltd.	100.00
H.B. Fuller (Philippines), Inc.	Philippines	H.B. Fuller Company	93.68
		Minority Shareholder	6.32
H.B. Fuller (Shanghai) Co. Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Suzhou) Advanced Material Co., Ltd.	China	Tonsan Adhesive, Inc.	100.00
H.B. Fuller (Thailand) Co., Ltd.	Thailand	H.B. Fuller Company	99.99
		Minority shareholders	0.01
H.B. Fuller (Vietnam) Company Limited	Vietnam	H.B. Fuller International, Inc.	100.00
H.B. Fuller (Yantai) Advanced Materials Co., Ltd.	China	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesive Systems LLC	Oklahoma	Royal Adhesives and Sealants, LLC	100.00
H.B. Fuller Adhesives Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: India[2]

H.B. Fuller Adhesives France SAS	France	H.B. Fuller France	100.00
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesives Italia S.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesives Mauritius Ltd.	Mauritius	H.B. Fuller Company	100.00
H.B. Fuller Adhesives Netherlands B.V.	Netherlands	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Adhesives Romania SRL	Romania	H.B. Fuller Adhesives Deutschland GmbH	100.00
H.B. Fuller Adhesives Spain S.L.	Spain	H.B. Fuller Adhesives France SAS	100.00
H.B. Fuller Adhesives UK Ltd.	United Kingdom	Datac Adhesives Limited	100.00
H.B. Fuller Argentina, S.A.I.C.	Argentina	H.B. Fuller Company	2.00
		Chemical Supply Corporation	98.00
H.B. Fuller Austria GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Belgie BVBA	Belgium	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Benelux B.V.	Netherlands	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Brasil, Ltda.	Brazil	Chemical Supply Corporation	99.9999
		H.B. Fuller Company	.00001
H.B. Fuller Canada (partnership)	Canada - Ontario	H.B. Fuller Canada Holding Co.	99.99
		H.B. Fuller Canada Investment Co.	0.01
H.B. Fuller Canada Holding Co.	Canada - Nova Scotia	H.B. Fuller Finance Luxembourg S.a.r.l.	100.00
H.B. Fuller Canada Investment Co.	Canada - Nova Scotia	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Caribe, S.A.[1]	Dominican Republic	Chemical Supply Corporation	99.42
		H.B. Fuller Centroamerica, S.A.	0.01
		Minority Shareholders	0.57
H.B. Fuller Centroamerica, S.A.	Costa Rica	Chemical Supply Corporation	100.00
H.B. Fuller Chile, S.A.	Chile	H.B. Fuller Latin America Adhesives, S.A.	99.99
		Minority Shareholder	0.01
H.B. Fuller Colombia S.A.S.	Colombia	Chemical Supply Corporation	100.00
H.B. Fuller Company Australia Pty. Ltd.	Australia	H.B. Fuller Company	100.00
Branch: New Zealand
H.B. Fuller Construction Products Inc.	USA - Minnesota	H.B. Fuller Company	100.00
H.B. Fuller Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: Russia[2]
H.B. Fuller Deutschland Holding GmbH	Germany	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Deutschland Produktions GmbH	Germany	H.B. Fuller Company	10.00
		H.B. Fuller Deutschland Holding GmbH	90.00
H.B. Fuller Deutschland Royal Group GmbH	Germany	H.B. Fuller Deutschland Royal Holdings GmbH	100.00
H.B. Fuller Deutschland Royal Holdings GmbH	Germany	H.B. Fuller Luxembourg Holdings S.a.r.l.	100.00
H.B. Fuller Ecuador, S.A.[1]	Ecuador	Chemical Supply Corporation	100.00
H.B. Fuller Egymelt, a limited liability company	Egypt	H.B. Fuller Egypt Investment LLC	50.00
		H.B. Fuller Egypt Trade LLC	50.00
H.B. Fuller Egypt Investment LLC	Egypt	H.B. Fuller Deutschland GmbH	50.00
		H.B. Fuller Deutschland Holding GmbH	50.00
H.B. Fuller Egypt Trade LLC	Egypt	H.B. Fuller Deutschland GmbH	50.00
		H.B. Fuller Deutschland Holding GmbH	50.00
H.B. Fuller Espana, S.A.	Spain	H.B. Fuller Company	100.00
H.B. Fuller Europe GmbH	Switzerland	H.B. Fuller Benelux B.V.	99.00
Branch: Schonenwerd[2]		H.B. Fuller Canada Holding Co.	1.00
H.B. Fuller Finance (Ireland)	Ireland	H.B. Fuller Europe GmbH	100.00

H.B. Fuller Finance Luxembourg S.a.r.l.	Luxembourg	H.B. Fuller Luxembourg Group S.a.r.l.	100.00
H.B. Fuller France	France	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Global LLC	Delaware	H.B. Fuller International, Inc.	100.00
H.B. Fuller Greece S.A.I.C.	Greece	H.B. Fuller Adhesives Netherlands B.V.	100.00
H.B. Fuller Group Limited	United Kingdom	Datac Adhesives Limited	100.00
H.B. Fuller Guatemala, S.A.[1]	Guatemala	Chemical Supply Corporation	100.00
H.B. Fuller Hungary Kft.[2]	Hungary	H.B. Fuller Adhesives Deutschland GmbH	3.33
		H.B. Fuller Deutschland GmbH	96.67
H.B. Fuller India Adhesives Private Limited	India	H.B. Fuller Benelux B.V.	99.59
		H.B. Fuller Company	0.37
		H.B. Fuller International, Inc.	0.04
H.B. Fuller International, Inc.	USA - Delaware	H.B. Fuller Company	100.00
Branch: Hong Kong
Branch: Vietnam
H.B. Fuller IP Licensing GmbH	Switzerland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Ireland Limited[1]	Ireland	Datac Adhesives Limited	100.00
H.B. Fuller Italia Holding S.r.l.	Italy	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Italia Produzione S.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Italia s.r.l.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Japan G.K.	Japan	H.B. Fuller Company	100.00
H.B. Fuller Kenya Limited	Kenya	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Kimya Sanayi Ticaret A.S.	Turkey	H.B. Fuller Benelux B.V.	99.99
		Datac Adhesives Limited	0.000005
		H.B. Fuller Deutschland GmbH	0.000005
		H.B. Fuller Deutschland Holding GmbH	0.000005
		H.B. Fuller Deutschland Produktions GmbH	0.000005
H.B. Fuller Korea Co., Ltd.	Korea, Republic of	H.B. Fuller Company	100.00
H.B. Fuller Latin America Adhesives S.A.	Panama	H.B. Fuller Company	99.94
		Minority shareholders	0.06
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica	H.B. Fuller International, Inc.	100.00
H.B. Fuller Lebanon S.A.R.L.[1]	Lebanon	H.B. Fuller Company	100.00
H.B. Fuller Luxembourg Group S.a.r.l.	Luxembourg	H.B. Fuller Luxembourg Holdings S.a.r.l.	100.00
H.B. Fuller Luxembourg Holdings S.a.r.l.	Luxembourg	H.B. Fuller Global LLC	100.00
H.B. Fuller Mexico, S.A. de C.V.	Mexico	H.B. Fuller Company	100.00
H.B. Fuller Middle East FZE	United Arab Emirates	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Pension Trustees Limited	United Kingdom	H.B. Fuller Company	50.00
		H.B. Fuller U.K. Manufacturing Limited	50.00
H.B. Fuller Peru, S.A.[1]	Peru	Chemical Supply Corporation	99.00
		Minority Shareholder	1.00
H.B. Fuller Poland Sp.Z.o.o.	Poland	H.B. Fuller Deutschland GmbH	100.00
H.B. Fuller Portugal - SGPS, Lda.	Portugal	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Portugal, Produtos Quimicos, S.A.	Portugal	H.B. Fuller Portugal - SGPS, Lda.	100.00
H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	Luxembourg	ADCO Global, Inc.	100.00
H.B. Fuller Rus Ltd.	Russia	H.B. Fuller Benelux B.V.	99.00
		H.B. Fuller Deutschland GmbH	1.00
H.B. Fuller Schweiz GmbH[2]	Switzerland	H.B. Fuller Deutschland Produktions GmbH	100.00
H.B. Fuller Singapore Pte. Ltd.	Singapore	H.B. Fuller Canada	47.57
		H.B. Fuller Company	52.43
H.B. Fuller Sverige AB	Sweden	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Taiwan Co., Ltd.	Taiwan, Province of China	H.B. Fuller Company	100.00
H.B. Fuller U.K. Limited	United Kingdom	H.B. Fuller U.K. Operations Limited	100.00
H.B. Fuller U.K. Manufacturing Limited	United Kingdom	H.B. Fuller U.K. Operations Limited	100.00

H.B. Fuller U.K. Operations Limited	United Kingdom	H.B. Fuller Group Limited	100.00
H.B. Fuller Uruguay, S.A.[2]	Uruguay	Chemical Supply Corporation	100.00
H.B. Fuller Venezuela, C.A.[1]	Venezuela	Chemical Supply Corporation	100.00
H.B. Fuller, Isar-Rakoll, S.A.	Portugal	H.B. Fuller Portugal - SGPS, Lda.	100.00
H.B.F. Ltd.[1]	United Kingdom	H.B. Fuller U.K. Operations Limited	100.00
HBF Realty Corporation	Philippines	H.B. Fuller Company	40.00
		Bank of Philippine Islands Asset Management and Trust Group	60.00
HBF Windsor Holding Co.	USA - Delaware	H.B. Fuller Company	80.00
		H.B. Fuller Deutschland Royal Holdings GmbH	10.00
		H.B. Fuller Deutschland Royal Group GmbH	10.00
Isar-Rakoll Chemie, GmbH[2]	Germany	H.B. Fuller Deutschland Produktions GmbH	100.00
Koemmerling (Nanjing) Advanced Materials Co. Ltd.	China	Koemmerling Hong Kong Limited	100.00
Koemmerling Hong Kong Limited	Hong Kong	ADCO Europe Holding GmbH	100.00
Kömmerling Chemische Fabrik GmbH	Germany	ADCO Europe Holding GmbH	100.00
Branch: Russia
Kömmerling Chimie S.a.r.l.	France	ADCO Europe Holding GmbH	100.00
Kommerling UK Limited	United Kingdom	ADCO Europe Holding GmbH	100.00
Mansfield (Sixth Avenue) Properties LLC	USA - Delaware	Royal Adhesives and Sealants, LLC	100.00
Millennium Adhesive Holding, LLC	USA - Ohio	Millennium Adhesives Products, LLC	100.00
Millennium Adhesive Products, LLC	USA - Ohio	ADCO Products, LLC	100.00
Multi-Clean (Lebanon) S.A.R.L.[1]	Lebanon	H.B. Fuller Company	100.00
Nutek, LLC	Massachusetts	Royal Adhesives and Sealants, LLC	100.00
Oy H.B. Fuller Nordic AB	Finland	H.B. Fuller Benelux B.V.	100.00
Paul Heinicke GmbH & Co. (partnership with limited partner and general partner)	Germany	H.B. Fuller Deutschland Holding GmbH (Limited Partner)	100.00
		H.B. Fuller Adhesives Deutschland GmbH (General Partner)
Plexbond Quimica S/A	Brazil	H.B. Fuller Brasil, Ltda.	99.9999
		Chemical Supply Corporation	.0001
PT H.B. Fuller Indonesia	Indonesia	H.B. Fuller Singapore Pte. Ltd.	98.16
		H.B. Fuller Company	1.82
		H.B. Fuller International, Inc.	0.02
PT. HBFuller Adhesives Indonesia	Indonesia	H.B. Fuller Singapore Pte. Ltd.	96.06
		H.B. Fuller International, Inc.	3.94
Resistol, S.A.[1]	Guatemala	H.B. Fuller Guatemala, S.A.	100.00
Royal Acquisition Corp.	USA - Delaware	ASP Royal Acquisition Corp.	100.00
Royal Adhesives and Sealants Canada Ltd.	Canada - Ontario	Royal Adhesives and Sealants, LLC	100.00
Royal Adhesives and Sealants, LLC	USA - Delaware	Royal Holdings, Inc.	100.00
Royal Holdings, Inc.	USA - Delaware	Royal Acquisition Corp.	100.00
S.A.R.L. Cyberbond France	France	Cyberbond Europe GmbH	100.00
Sekisui-Fuller Co. Ltd.	Japan	H.B. Fuller Company	50.00
Simpsonville Properties LLC	USA - Delaware	Royal Adhesives and Sealants, LLC	100.00
South Bend Properties LLC	USA - Delaware	Royal Adhesives and Sealants, LLC	100.00
Stag Limited[1]	United Kingdom	Kommerling UK Limited	100.00
The Dolphin Company, LLC	USA - Ohio	ADCO Products, LLC	100.00
Tioga Coatings, LLC	USA - Delaware	ADCO Products, LLC	100.00
Tonsan Adhesive, Inc.	China	H.B. Fuller Singapore Pte. Ltd.	95.00
		Wang Bing	1.25
		Zhai Haichao	1.25
		Li Yinbao	1.25
		Lin Xinsong	1.25
Tonsan Suzhou Adhesive Co., Ltd.	China	Tonsan Adhesive, Inc.	100.00
TSV Adhesive Systems, LLC	USA - Minnesota	H. B. Fuller Company	100.00
Wisdom Adhesives, LLC	USA - Minnesota	H.B. Fuller Company	100.00
WTT Systems, LLC	USA - Ohio	Millennium Adhesive Holding, LLC	100.00